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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-102397 of Sharper Image Corporation on Form S-3 of our reports dated March 25, 2002 included and incorporated by reference in the Annual Report on Form 10-K of Sharper Image Corporation for the year ended January 31, 2002, and to the use of our report dated March 25, 2002, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
San Francisco, California
February 26, 2003

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT